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                                                                   EXHIBIT 10.27


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.27 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                                    By:     /s/  Hannes T. Smarason
                                            ---------------------------------
                                    Name:   Hannes T. Smarason
                                    Title:  Senior Vice President and Chief
                                            Business Officer

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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                    RESEARCH CONTRACT ON THE CO-OPERATION OF
                    A RESEARCH TEAM FOR AGE-RELATED MACULAR
                                  DEGENERATION
                                       AND
                           ISLENSK ERFDAGREINING EHF

A research team for age related macular degeneration, on the one hand, hereinafter referred to as RTARMD, and, on the other hand, Islensk erfdagreining ehf., hereinafter referred to as IE, enter into the following

                                    Contract

on co-operation in the research of the inheritability of age related macular degeneration.

                                    CHAPTER 1
                        THE SUBSTANCE OF THE CO-OPERATION

RTARMD and IE agree to co-operate, on the basis of this Contract, in the search of genes involved in the genesis of age related macular degeneration, hereinafter referred to as ARMD. The proposed co-operation between the parties will hereinafter be referred to as the Research Project.

                                    CHAPTER 2
              CONTRIBUTIONS OF THE PARTIES TO THE RESEARCH PROJECT

2.1 Research Materials and their Procurement
RTARMD shall provide biosamples (blood samples), other clinical data and research materials which RTARMD may possess or have access to, in relation to patients suffering from ARMD and their relatives who do not suffer from ARMD.

RTARMD shall supervise relations with individuals intended to participate in the research and/or their legal guardians, e.g. calling them in for blood tests, diagnoses, examination of disease symptoms and the procurement of the informed consent of participants.

RTARMD and individuals within the team undertake to do whatever is in their power so that the procurement of research materials pursuant to this paragraph shall proceed with expedience and safety. In this respect, account shall be taken of the Research Plan, which includes milestone dates and is to attached to this Contract as Annex A ("Research Plan and Cost Estimation for the Research of IE and RTARMD on ARMD"). Annex A shall specify which research materials are intended for use in the research and from which health-care institutions or laboratories of independent health-care workers the materials derive. RTARMD and individuals within the team declare that it is not intended to use materials from other health-care institutions or laboratories of independent health-care workers than specified in Annex A. All clinical research materials delivered to the IE research laboratory shall first be encrypted at the Genetic Research Service Centre, a private institution domiciled at Noatun 17, Reykjavik, before being transported to IE, in accordance with the instructions of the Data Protection Commission.

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2.2. EXPERTISE, EQUIPMENT AND RESEARCH FACILITIES

RTARMD shall provide expertise and knowledge in relation to the diagnosis of diseases, the design and organisation of the Research Project, the conduct of experiments and the interpretation of their results. RTARMD shall also provide specialised equipment, housing and staff for the part of the research involving examination of patients and other participants in the research.

IE and RTARMD shall provide expertise for the design and organisation of the research. IE shall also be responsible for the research and testing of blood samples and genetic material, the assessment of the inheritance of the disease and the interpretation of the findings of the research. IE shall provide equipment, research resources, laboratory reagents and personnel for these purposes.

2.3. PAYMENT OF RESEARCH EXPENSES

IE shall cover all expenses of the Research Project necessary to achieve the objectives of the Project, including materials and wage costs in relation to calling in participants for research and necessary sampling, in accordance with
Section 2.2.

RTARMD and IE shall jointly submit a special budget plan on signature of this Contract, in which the projected materials and wage costs of the Project are estimated, see Annex A. Annex A shall also further delineate the itemisation of individual cost items and the manner in which the procurement of consent and the payment of bills shall be conducted.

2.4. INTELLECTUAL PROPERTY PROTECTION

RTARMD and individuals within the team undertake to provide IE the assistance necessary to enable IE to ensure international intellectual property protection of the findings of the Research Project, including application for patents together with IE when necessary, provided that IE pays all expenses in relation to intellectual property protection.

                                    CHAPTER 3
                              RIGHTS OF THE PARTIES

3.1. FINANCIAL AND COMMERCIAL RIGHTS ATTACHED TO THE FINDINGS OF THE RESEARCH PROJECT

IE shall be sole owner of all financial and commercial rights attached to the Research Project and its results. IE shall have the right to sell the results and findings of the Research Project to a third party, whether this takes place before or after the completion of the Research Project.

3.2. FIXED PAYMENTS FROM IE FOLLOWING THE SALE OF THE RESEARCH PROJECT TO A THIRD PARTY

In the event that IE or its parent company, deCODE genetics Inc (hereinafter referred to as deCODE) enters into a contract with a third party (hereinafter referred to as the Purchaser) on the sale of the Project, its results or findings, IE shall pay RTARMD [CONFIDENTIAL TREATMENT REQUESTED] immediately following the signature of such a contract with the Purchaser and an annual payment of [CONFIDENTIAL TREATMENT REQUESTED] thereafter until a total of [CONFIDENTIAL TREATMENT REQUESTED] have been paid including the initial payment. In the event that the Research


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Project ends within five years from the effective date of a contract between
IE/deCODE and the Purchaser, upon achieving the objective of the Research Project, IE shall pay the remaining amount so that a total of [CONFIDENTIAL TREATMENT REQUESTED] shall have been paid, pursuant to this Paragraph.

3.3. PERFORMANCE-RELATED PAYMENTS FROM IE FOLLOWING THE SALE OF THE RESEARCH PROJECT TO THE PURCHASER

If IE/deCODE manage to enter into a contract with a Purchaser on the sale of the Research Project, its results or findings, cf. Section 3.2., IE/deCODE shall make an agreement with the Purchaser to the effect that the Purchaser shall pay special conditional payments to IE/deCODE which shall be totally dependent on the scientific and/or practical results achieved in the performance of the Project. The performance-related milestones specified which activate the Purchaser's obligation to pay shall be further specified in the in the contract between IE/deCODE and the Purchaser.

IE shall pay RTARMD [CONFIDENTIAL TREATMENT REQUESTED] of the performance-related payments from the Purchaser to IE, pursuant to Paragraph 1. All other payments from the Purchaser to IE shall be paid in full to IE/deCODE. This refers to reimbursements from the Purchaser to IE such as the Purchaser's financing of cash outlay of IE for the Research Project, as defined in the contract between IE and the Purchaser, as well as the investment of the Purchaser in IE or deCODE.

RTARMD shall be entitled to study the provisions of contracts between IE/deCODE and the Purchaser involving performance-related payments. Also, RTARMD is authorised by IE/deCODE to seek the confirmation of the companies' auditor, concurrently with the quarterly statement, of whether and when a milestone payment was received for the Research Project.

3.4. ARRANGEMENT OF PAYMENTS FROM IE FOLLOWING THE SALE OF THE RESEARCH PROJECT TO THE PURCHASER

All payments from IE pursuant to Sections 3.2 and 3.3 shall be spent on research on eye diseases. Funds obtained by RTARMD pursuant to Sections 3.2 and 3.3 shall be preserved in a Research Fund which shall be established by RTARMD. The Fund shall operate in accordance with a constitution approved by the Ministry of Justice and audited in accordance with the current laws on private institutions at each time. RTARMD shall submit a copy of the constitution to IE when it has been confirmed.

3.5. PROVISO ON CO-OPERATION WITH RESEARCH PARTIES UNRELATED TO RTARMD

The right of receiving payments pursuant to Sections 3.2 and 3.3 is based on the assumption that IE is not required to pay other parties than RTARMD and/or institutions which employ individual parties within RTARMD for materials and data to which it is necessary to gain access for the achievement of the objectives of the Research Project. The same applies if it proves necessary for IE to enter into co-operation with other parties to achieve the objectives of the Research Project. If it proves necessary for IE to enter into co-operation with other parties pursuant to the above, the provisions of Chapter 3 shall be reviewed on the basis that the total payments from IE to RTARMD and/or institutions related to them, on the one hand, and a third party, on the other hand, shall remain unchanged from the payments described in Sections 3.2 and 3.3.

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                                    CHAPTER 4
                            MANAGEMENT AND LIABILITY

Decisions relating to the performance of the Research Project shall be made jointly by RTARMD and IE. A special Executive Committee shall be established, to which two representatives shall be appointed from each party to this Contract to draw up rules on the arrangement, control and performance of the Research Project. The Chief Supervisor of the Research Project shall be elected from among the members of the Executive Committee. It is also the responsibility of the Committee to define the objectives of the Research Project and set forth the professional requirements which the parties to this Contract agree to be satisfactory for the performance of the research.

Decisions on incurring expenses in relation to the Research Project shall be submitted in advance and confirmed by the Executive Committee. In November each year the Executive Committee shall prepare a budget for the Research Project in the following calendar year.

The Executive Committee shall supervise the processing of data and the publication of conclusions in accordance with the rules of Chapter 5.

RTARMD and individuals within the Team shall not be financially responsible to IE or other parties with interests in the achievement of the commercial or financial objectives of the research, on the condition that RTARMD has fulfilled its obligations in relation to the procurement of research materials pursuant to Chapter 2 and Annex A.

                                    CHAPTER 5
              HANDLING, PROCESSING AND COMMUNICATION OF INFORMATION

The parties to this Contract undertake to maintain all personal information in confidence. The parties to this Contract undertake to comply with the instructions of the Data Protection Commission and, as applicable, the special representative (inspector) of the Data Protection Commission on the handling and processing of such data, as well as with the instructions and conditions of the Science Ethics Committee, which operates pursuant to the Act on Patients' Rights.

The findings of the Research Project shall be immediately published as soon as they fulfil scientific requirements and are fit for publication. However, IE or the Purchaser of the Project may have the publication of the findings postponed for 90 days, if necessary to ensure rights of ownership related to the findings of the Project.

The Executive Committee of the Project shall decide in advance who shall be Chief Supervisor of the Research Project. As a rule, the first cited author of scientific articles shall be Chief Supervisor. If the Chief Supervisor is a member of RTARMD, the last cited author of scientific articles shall be from IE, and vice versa. In other respects, the order of authors shall be in accordance with current rules in the international scientific community.

The parties to this Contract promise mutual confidentiality as regards information in relation to the substance of this Contract, business plans, the progress of the Project and its conclusions. Information of this kind may not be communicated to an outside party without the consent of both parties.




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                                    CHAPTER 6
                  LIMITATION ON CO-OPERATION WITH OTHER PARTIES

RTARMD and individuals within the Team promise to work neither jointly nor separately with other parties on research into the inheritability of ARMD during the Research Project. If IE or deCODE have contracted with a third party on the sale of the Research Project, its results or findings, and the Research Project leads to a discovery, RTARMD and individual parties within the Team promise not to enter into co-operation with other parties on the part of the Research Project which led to the discovery for five years immediately following the conclusion of the Project pursuant to this Contract. On the other hand, if the Research Project does not lead to a discovery, individual parties within the co-operating team have the right to enter into co-operation with other parties on research into the inheritability of ARMD after the Research Project has ended. Thus, the provisions of this Paragraph do not prevent co-operation between parties within RTARMD and other parties, on the condition that IE shall be informed of the substance of such co-operation with a third party.

IE promises not to begin collaboration with other parties in the research of the inheritability of ARMD during the Research Project, unless the Executive Committee considers such collaboration necessary to achieve the objective of the Research Project. In the event that the addition of new co-operating parties to the Research Project is considered necessary, the Executive Committee shall be in charge of the selection of such a party. In the event of a dispute within the Executive Committee, RTARMD shall have the final decision on the selection of additional co-operating parties. The provisions of this Paragraph shall not, however, prevent IE from collaborating in the field of the Research Project with parties that have negotiated the purchase of the Research Project, its conclusions or findings, provided that such actions do not reduce the right to payments pursuant to Chapter 3.

                                    CHAPTER 7
                   TERM OF THE CONTRACT AND PROJECT COMPLETION

The Research Project shall have a duration of five years immediately following signature of this Contract or until it is concluded. If either party has materially defaulted on the Contract, the other party may terminate the Contract. In the event of a dispute on the right of the parties to terminate the Contract, the settlement procedures regarding such dispute shall be pursuant to Chapter 8.

The return of all original materials of RTARMD (blood samples and clinical data) shall be returned to RTARMD, unless an agreement to the contrary is made between RTARMD and IE, e.g. if the materials are used in another research, on the condition that the approval of the participants and a permit from the public authorities with the authority to permit such an arrangement have been obtained.

In the event that either or both parties see reason to continue the co-operation after the agreed period, this shall be considered separately.

                                    CHAPTER 8
                             SETTLEMENT OF DISPUTES
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In the event of a dispute between the parties to this Contract regarding performance or compliance that cannot be resolved by the Executive Committee, two persons, one from each party, shall endeavour to reach an agreement on its settlement. If a settlement is not reached between those two persons within two weeks of the submission of the dispute, each party to the Contract shall appoint one arbitrator and then jointly request the appointment of an impartial third arbitrator by the District Court of Reykjavik to assist in the resolution of the dispute, thus forming a tribunal of three arbitrators. The arbitration tribunal shall reach a decision in the matter within one months from the appointment of the third arbitrator.

The cost of the work of the tribunal shall be determined by the tribunal at each time. The work, procedure and rulings of the arbitration tribunal shall otherwise be governed, as appropriate at any time, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, cases involving the collection of payments under this Contract which are not in dispute between the parties may be submitted to the public courts. The same applies to cases of financial claims made by one party against the other, based on rulings of the arbitration tribunal regarding non-performance or breach by the latter of this Contract. Such cases shall be submitted to the District Court of Reykjavik.


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This Contract, which comprises 8 chapters on 7 pages, in addition to Appendix A, is made in two identical copies, one copy to be held by each of the parties to the Contract.


Reykjavik, 27 April 1999.


On behalf of the Research            On behalf of Islensk Erfdagreining ehf.
 Team forARMD


Einar Stefansson [sign.]             Kari Stefansson [sign.]
Opthalmologist                       President

Fridbert Jonsson [sign.]             Kristjan Erlendsson [sign.]
Ophthalmologist                      VP for Clinical and Academic
                                     Collaborations

Gudmundur Viggoson [sign.]
Ophthalmologist

Haraldur Sigurdsson [sign.]
Ophthalmologist

Gudleif Helgadottir [sign.]
Registered Nurse

Ingimundur Gislason [sign.]
Ophthalmologist

Pordur Sverrison [sign.]
Ophthalmologist

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